NEITHER THIS STOCK PURCHASE WARRANT NOR THE SECURITIES ISSUABLE UPON ITS EXERCISE OR CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

STOCK PURCHASE WARRANT

            This STOCK PURCHASE WARRANT (the "Warrant") is issued as of this 18th day of July, 2005 by HOME SOLUTIONS OF AMERICA, INC., a Delaware corporation (the "Company"), to PATRIOT CAPITAL, L.P., a Delaware limited partnership (Patriot Capital, L.P. and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").

AGREEMENT:

            1.         Issuance of Warrant; Term.

                        (a)        For and in consideration of Patriot Capital, L.P. making a loan to the Company, in an amount of Seven Hundred Thousand Dollars ($700,000) pursuant to the terms of a secured promissory note of even date herewith (together with any and all extensions, replacements and renewals thereof, the "Note") and related loan and security agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 93,333 shares of the Company's common stock, $0.001 par value per share (the "Common Stock").

                        (b)        The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares."  This Warrant shall be exercisable at any time and from time to time from the date hereof until seven (7) years from the date hereof (the "Expiration Date").  If this Warrant is not exercised prior to the Expiration Date, it will expire and all rights hereunder shall be rendered void.

            2.         Exercise Price.  The exercise price per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be one cent ($.01) (as adjusted from time to time pursuant to Section 5, the "Exercise Price").

3.         Exercise.

                        (a)        This Warrant may be exercised by the Holder hereof (but only on the conditions hereafter set forth) as to all or any increment or increments of one thousand (1,000) Shares (or the balance of the Shares if less than such number) upon delivery of written notice of intent to exercise to the Company during normal business hours on any business day at the address set forth in Section 16 hereof or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased.  The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check or (ii) by wire transfer of immediately available funds to an account designated by the Company to the Holder. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within five (5) business days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder.  If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant.  The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

                        (b)        In lieu of exercising this Warrant pursuant to Section 3(a) above, the Holder shall have the right to require the Company to convert this Warrant, in whole or in part and at any time or times into Shares (the "Conversion Right"), upon delivery of written notice of intent to convert to the Company at its address in Section 3(a) or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant.  Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of Shares which is equal to the quotient obtained by dividing (x) the value of the number of Shares with respect to which the Conversion Right is being exercised (determined by subtracting the aggregate Exercise Price for the Shares with respect to which the Conversion Right is being exercised from a number equal to the product of (i) the Fair Market Value per Share (as such term is defined in Section 10(c)) as at such time, multiplied by (ii) the number of Shares with respect to which the Conversion Right is being exercised), by (y) such Fair Market Value per Share. Any references in this Warrant to the "exercise" of this Warrant, and the use of the term exercise herein, shall be deemed to include (without limitation) any exercise of the Conversion Right.

(c)                No fractional Shares shall be issuable upon the exercise of this Warrant, and the Company shall in lieu of issuing fractional Shares pay the holder hereof an amount of cash equal to the fractional Share that otherwise would be issuable multiplied by the Fair Market Value per Share (as defined in Section 10(c)) at the time of exercise.

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            4.         Covenants and Conditions.  The above provisions are subject to the following:

                        (a)        Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws").  The Holder represents that it is an "accredited investor", as defined under Regulation D of the Securities Act, experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks of its investments.  This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred (i) without an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, (ii) unless Holder shall have delivered to the Company an opinion of counsel acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Warrant or such portion of the Warrant to be sold or transferred may be sold or transferred under an exemption from such registration, or (iii) unless sold under Rule 144 promulgated under the Securities Act (or successor rule) and any applicable Blue Sky Laws.    Transfer of Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall, until such time as the Shares have been registered under the Securities Act as contemplated pursuant to Section 12 hereof or otherwise may be sold by Holder under Rule 144, bear substantially the following legend:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED (I) UNTIL A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) UNLESS REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

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                        (b)        The Company covenants and agrees that this Warrant and all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof.  The Company represents and warrants that the issuance of this Warrant will not result in an adjustment in the number of shares of Common Stock issuable upon the exercise or conversion of any Convertible Securities or Option Securities (each as defined in Section 5(b) below), as the case may be, pursuant to any anti-dilution or similar provisions contained in such securities.  The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. If any Shares which may be issued upon exercise of this Warrant require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Company will in good faith use its reasonable best efforts as expeditiously as possible at its expense to cause such Shares to be duly registered or qualified.  If the Company shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all Shares to be issued upon exercise of this Warrant.

            5.         Adjustment of Exercise Price and Number of Shares Issuable.

                        (a)        Common Stock Reorganization.  If the Company shall (i) subdivide or consolidate its outstanding shares of Common Stock (or any class thereof) into a greater or smaller number of shares, (ii) pay a dividend or make a distribution on its Common Stock (or any class thereof) in shares of its capital stock, or (iii) issue by reclassification of its Common Stock (or any class thereof) any shares of its Common Stock (any such event described in clauses (i), (ii) or (iii) being called a "Common Stock Reorganization"), then the Exercise Price and the number and type of securities for which this Warrant is exercisable shall be adjusted immediately such that the Holder thereafter shall be entitled to receive upon exercise of this Warrant the aggregate number and type of securities that it would have received if this Warrant had been exercised immediately prior to such Common Stock Reorganization.

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(b)               Common Stock Distribution.  If the Company shall issue, sell, distribute or otherwise grant any shares of Common Stock, other than (i) pursuant to a Common Stock Reorganization, (ii) shares issued pursuant to the exercise of options or warrants for the purchase of Common Stock outstanding on the date hereof or as reserved and ungranted as of the date hereof pursuant to the Company's 1998 Stock Option Plan, as amended, or the Company's 2001 Stock Plan (collectively, the "Stock Plan"), (iii) up to 920,000 shares of Common Stock issued upon the conversion of the convertible notes held by Laurus Master Fund, up to 1,360,000 shares of Common Stock issued upon the conversion of the Company's Series A Convertible Preferred Stock and up to 666,667 shares of Common Stock issued upon the conversion of the Company's Series B Convertible Preferred Stock, or (iv) shares of Common Stock issued upon the conversion or exercise of this Warrant, the warrant issued to Petra Mezzanine Fund, L.P ("Petra") under that certain Stock Purchase Warrant by and between the Company and Petra dated as of March 31, 2005 (the "Petra Warrant"), the warrant (the "Laddcap Warrant") issued to Laddcap Value Partners L.P. ("Laddcap") or that certain Stock Purchase Warrant (the "Initial Patriot Warrant") by and between Patriot Capital, L.P. and the Company dated as of May 27, 2005 (any such issuance, sale, distribution or grant being herein called a "Common Stock Distribution"), for a consideration per share less than $1.25 per share (the "Investment Price") then the Exercise Price shall be adjusted as follows: the Exercise Price immediately prior to such Common Stock Distribution shall be multiplied by a fraction, the numerator of which shall be the sum of (1) the number of fully-diluted shares of Common Stock outstanding (assuming the conversion or exercise of all outstanding securities convertible into or exercisable for shares of Common Stock) prior to such Common Stock Distribution, plus (2) the number of shares of Common Stock that the aggregate consideration received by the Company for such Common Stock Distribution would purchase at the Investment Price, and the denominator of which shall be the sum of (1) the number of fully-diluted shares of Common Stock outstanding (assuming the conversion or exercise of all outstanding securities convertible into or exercisable for shares of Common Stock) prior to Common Stock Distribution, plus (2) the number of shares of Common Stock issued in such Common Stock Distribution.

(c)                Consideration Received.  In the case of the issuance, sale, distribution or grant of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.  In the case of the issuance, sale, distribution or grant of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof at the time of such issuance or sale as determined in good faith by the Board of Directors irrespective of any accounting treatment.

(d)               Convertible Securities and Option Securities.  If, after the date hereof,  the Company shall issue, sell, distribute or otherwise grant (including by assumption):

                                    (i)         any stock or other securities convertible into or exchangeable for Common Stock, whether or not the rights to exchange or convert thereunder are immediately exercisable (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), or

                                    (ii)        any rights to subscribe for or to purchase, or any warrants or options (other than options to purchase shares of Common Stock outstanding on the date hereof as reserved as of the date hereof (subject to stockholder approval) and ungranted pursuant to the Stock Option Plans) for the purchase of, Common Stock or Convertible Securities, whether or not immediately exercisable, (such rights, warrants or options being herein called "Option Securities"),

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and the lowest aggregate consideration per share for which Common Stock is issuable upon the conversion or exercise of such Convertible Securities or Option Securities (and, if applicable, upon conversion or exchange of Convertible Securities issuable upon exercise of Option Securities) shall be less than the Investment Price, then the Exercise Price shall be reduced to the price determined in accordance with the formula provided above in Section 5(b).  In the case of the issuance, sale, distribution or grant of Convertible Securities or Option Securities (i) the aggregate maximum number of shares of Common Stock deliverable upon exercise of Option Securities (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Option Securities were issued or granted and for a consideration equal to the consideration (determined in the manner provided in Section 5(c)), if any, received by the Company upon the issuance of such Option Securities plus the minimum exercise price provided in such Option Securities (without taking into account potential antidilution adjustments) for the Common Stock covered thereby, and (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions or convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such Convertible Securities or upon the exercise of options to purchase or rights to subscribe for such Convertible Securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 5(c)).  If any of such Convertible Securities or Option Securities shall have terminated, lapsed or expired prior to exercise, exchange or conversion, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment not been made upon the issuance, sale, distribution or grant of such Convertible Securities or Option Securities.  Nothing provided in this paragraph 5(d), however, shall cause any adjustment in the Exercise Price solely due to the vesting of any Option Securities that are outstanding on the date hereof.

                        (e)        Adjustment in Number of Shares.  Upon each adjustment to the Exercise Price pursuant to subsection (a), (b) or (d) of this Section 5, this Warrant shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of Shares obtained by multiplying the number of Shares previously issuable upon exercise of this Warrant by a fraction the numerator of which is the Exercise Price prior to adjustment and the denominator of which is the adjusted Exercise Price; provided, however, that in no event, after taking into account any adjustments required pursuant to this subsection (e), shall the aggregate number of Shares issuable under this Warrant, the Petra Warrant, the Laddcap Warrant, or the Initial Patriot Warrant, exceed  an amount equal to 19.99% of 17,022,486 (the number of outstanding shares of the Company's Common Stock on March 31, 2005, prior to the loan by Petra), as such number of shares may be adjusted for stock splits, stock dividends and other recapitalizations, without the prior approval of the Company's stockholders as required by Section 713 of the American Stock Exchange Company Guide.

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                        (f)         Capital Reorganizations.  If there shall be any consolidation, merger or amalgamation of the Company with another person or entity or any acquisition of capital stock of the Company by means of a share exchange, other than a consolidation, merger or share exchange in which the Company is the continuing corporation or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any reorganization or recapitalization of the Company (any such event being called a "Capital Reorganization"), then simultaneously with the consummation of such Capital Reorganization the Holder of this Warrant shall be entitled to receive warrants to purchase, on the same terms and conditions as are set forth in this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which a holder of the number of Shares for which this Warrant is exercisable immediately prior to such Capital Reorganization would be entitled to receive pursuant to such Capital Reorganization; provided, however, that if so required by the acquirer in connection with any Capital Reorganization described above, this Warrant shall be deemed exercised pursuant to Section 3(b), or if the Exercise Price is greater than the fair market value of each Share as determined by reference to the consideration paid per share of Common Stock in such Capital Reorganization, shall be deemed cancelled, in each case immediately prior to the consummation of such Capital Reorganization.  Subject to the immediately preceding proviso, as a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall assume by a supplemental agreement, satisfactory in form, scope and substance to the Holder (which shall be mailed or delivered to the Holder of this Warrant at the last address of such Holder appearing on the books of the Company), the obligation to deliver to such Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations of the Company set forth in this Warrant.

                        (g)        Adjustment Rules.  Any adjustments pursuant to this Section 5 shall be made successively whenever an event referred to herein shall occur.  No adjustment shall be made pursuant to this Section 5 in respect of the issuance from time to time of shares of Common Stock upon the exercise of this Warrant.

                        (h)        Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Holder of this Warrant is entitled to receive upon exercise thereof.

                        (i)         Notice of Adjustment.  Not less than five (5) business days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof.  If the required adjustment is not determinable at the time of such notice, the Company shall give notice to the Holder of such adjustment and computation promptly after such adjustment becomes determinable.

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            6.         Transfer of Warrant.  Subject to the provisions of Section 4 hereof, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer; provided, however that the transfer shall be made in compliance with all applicable state and federal securities laws and that Holder shall give the Company not less than five (5) business days prior written notice of such transfer.  Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions.  The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

            7.         Warrant Holder Not Stockholder; Rights Offering; Preemptive Rights.  Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a stockholder of the Company.  Notwithstanding the foregoing, the Holder shall be entitled to the rights set forth in the Investors' Rights Agreement dated as of March 31, 2005, as amended on April 15, 2005 and as amended and modified by that certain Joinder Agreement dated April 18, 2005 and that certain Joinder Agreement dated as of May 27, 2005 (the "Investors' Rights Agreement") by and among the Company, Petra, Patriot Capital, L.P., Laddcap and Frank J. Fradella and Rick J. O'Brien (Frank J. Fradella and Rick J. O'Brien, collectively, the "Management Stockholders").  The Company shall not grant any preemptive rights with respect to any of its capital stock if such preemptive rights are exercisable upon exercise of this Warrant.

            8.         Interim Dividends.  If the Company pays a dividend or makes a distribution to the holders of its capital stock of any securities (other than its capital stock) or property (including cash and securities of other companies) of the Company, or any rights, options or warrants to purchase securities (other than its capital stock) or property (including securities of other companies) of the Company, then, simultaneously with the payment of such dividend or the making of such distribution, and as a condition precedent to its right to do so, it will pay or distribute to the Holder of this Warrant an amount of property (including without limitation cash) and securities (including without limitation securities of other companies) of the Company as would have been received by such Holder had it exercised this Warrant and received all of the Shares of Common Stock issuable upon the exercise of this Warrant immediately prior to the record date (or other applicable date) used for determining stockholders of the Company entitled to receive such dividend or distribution.

            9.         Certain Notices.  In case at any time the Company shall propose to:

                        (a)        declare any cash dividend upon its Common Stock;

                        (b)        declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

                        (c)        offer generally for subscription to the holders of any of its Common Stock any additional shares of stock of any class or other rights;

                        (d)        reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another corporation;

                        (e)        voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company; or

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                        (f)         redeem or purchase any shares of its capital stock or securities convertible into its capital stock;

then, in any one or more of said cases, the Company shall give to the Holder, by certified or registered mail, (i) at least ten (10) business days' prior written notice of  the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least ten (10) business days' prior written notice of the date when the same shall take place.  Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

            10.       Put Right

            (a)        Exercise of Put Right.  If at any time on or after March 31, 2010 the Company's Common Stock is not listed on at least one of The American Stock Exchange, Inc., the NASDAQ National Market, the NASDAQ SmallCap Market, The New York Stock Exchange, Inc. or the OTC Bulletin Board, each Holder shall have the right (a "Put Right") beginning on March 31, 2010 and continuing for a period of two (2) years thereafter, to require that the Company purchase all or any portion of the Warrant or Shares then owned by such Holder in accordance with this Section 10, by delivery of a written notice to the Company to the effect that such Holder is exercising a Put Right under this Section 10 (a "Put Exercise Notice").  Upon receipt by the Company of a Put Exercise Notice, the Company will promptly (and in any event within five (5) business days) give written notice (a "Company Notice") to each of the other Holders, if any, and to the holders of the Petra Warrant, the Laddcap Warrant, and the Initial Patriot Warrant, if any, that a Put Exercise Notice has been received by the Company.  Each such other Holder will have the right to exercise a Put Right and require the Company to purchase (on the same Put Closing Date (as defined below) relating to the Put Exercise Notice) all or any portion of the Warrant or Shares held by such Holder by delivering written notice to the Company within ten (10) days following receipt of the Company Notice.  All such notices delivered by such other Holders will be deemed to have been delivered as of the date of the Put Exercise Notice and will be deemed to be an exercise of a Put Right by each such other Holder as of such date.  Upon the exercise of a Put Right by a Holder, the purchase price payable by the Company to such Holder (a "Put Purchase Price") shall be as follows:

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                        (i)         in the case of such Holder's Warrant, an amount determined by subtracting (A) the aggregate Exercise Price then in effect for the portion of such Holder's Warrant with respect to which the Put Right is being exercised from (B) the product of (1) the Fair Market Value per Share as of the date of exercise of the Put Right (i.e., the date of receipt of the Put Exercise Notice) multiplied by (2) the number of Shares that would be received upon exercise of the portion of the Holder's Warrant with respect to which the Put Right is being exercised; and

                        (ii)        in the case of Shares, an amount equal to the product of (A) the Fair Market Value per Share as of the date of exercise of the Put Right, multiplied by (B) the number of Shares with respect to which the Put Right is being exercised.

Promptly and in any event within five (5) business days following the Company's receipt of a Put Exercise Notice, the Company shall initiate the process for determination of the Fair Market Value per Share, shall use its commercially reasonable best efforts to cause such process to proceed expeditiously, and in any event, shall cause such process to be completed within sixty (60) days of the receipt of the Put Exercise Notice, and shall give prompt written notice of the determination thereof to each Holder.

                        (b)        Closing.  Each closing of the purchase and sale of any Warrant or Shares pursuant to this Section 10 shall take place on a date (a "Put Closing Date") which is the later of (i) thirty (30) days after the giving of the Put Exercise Notice, and (ii) ten (10) days after determination of the Fair Market Value per Share, provided that if such day is not a Business Day such closing shall be on the next succeeding Business Day.  Payment of the Put Purchase Price shall be due and payable in full on the Put Closing Date to the extent the Company may then legally pay such price pursuant to provisions of applicable law. To the extent that all of the Put Purchase Price payable under this Warrant, the Petra Warrant, the Laddcap Warrant, and the Initial Patriot Warrant may not legally be paid under the provisions of applicable law, the Put Purchase Price payable under this Warrant, the Petra Warrant, the Laddcap Warrant and the Initial Patriot Warrant, if any,  shall be paid ratably among the Holder, the holder of the Petra Warrant, the holder of the Laddcap Warrant, and the holder of the Initial Patriot Warrant based on the total number of Shares held or issuable upon exercise of this Warrant, the Petra Warrant, the Laddcap Warrant or the Initial Patriot Warrant, as the case may be.  The portion of the Put Purchase Price not paid in full on the Put Closing Date shall be evidenced by a promissory note delivered to the Holder, the principal of which or such portion thereof as may be paid shall be payable as and when the Company may legally pay it under applicable law. Unpaid principal on such promissory note shall bear interest at the maximum rate allowable under applicable law or, if none, twenty-four percent (24%) per annum.  The closing shall take place at 10:00 a.m. on the Put Closing Date at such location as the Holder(s) may determine and notify the Company or at such other location as may be agreed to by the Company and the Holder(s).  The Put Purchase Price as may be paid under applicable law shall be paid in full at each such closing, by wire transfer of immediately available federal funds.

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                        (c)        Fair Market Value per Share.  "Fair Market Value per Share" as of any date shall mean an amount per Share issued or issuable pursuant to this Warrant determined as follows: (i) if the Common Stock is traded on the American Stock Exchange or another registered national stock exchange or through the NASDAQ National Market, the Fair Market Value per Share shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five (5) trading day period ending one (1) trading day prior to the delivery of the Put Exercise Notice; (ii) if the Common Stock is actively traded on the over-the-counter market, as reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), the Fair Market Value per Share shall be deemed to be the average of the closing bid prices over the five (5) trading day period ending one (1) trading day prior to the delivery of the Put Exercise Notice and (iii) if there is no active public market for the Common Stock, the Fair Market Value per Share shall be determined by an independent competent appraiser mutually agreed to by the Company and the Holders of at least seventy percent (70%)of the shares of Common Stock issued or issuable pursuant to this Warrant, the Petra Warrant, the Laddcap Warrant, and the Initial Patriot Warrant requesting redemption (the "Requisite Majority").  In the event the Company and the Requisite Majority cannot mutually agree upon an independent appraiser within fifteen (15) days of receipt by the Company of a Put Exercise Notice, the Company and the Requisite Majority will each select an independent competent appraiser of national reputation to determine the Fair Market Value per Share.  The respective appraisals will be provided to the Company and the Holders requesting redemption promptly upon completion.  If the Fair Market Value per Share appraisals are within 10% of one another, the Fair Market Value per Share shall be the average of the two appraisals.  In the event the appraisal valuations differ by more than ten percent (10%), the two appraisers chosen by the Company and the Requisite Majority, respectively, shall choose a third independent competent appraiser of national reputation and the third appraiser shall conduct an appraisal to determine the Fair Market Value per Share (the "Third Appraisal").  Upon completion, the Third Appraisal shall be promptly delivered to the Company and the Holders requesting redemption.  The Third Appraisal valuation shall be averaged with the prior appraisal that is closer in value to the Third Appraisal.  The average of these two appraisals shall be the Fair Market Value per Share and shall be binding on the Company and the Holders requesting redemption.  All appraisals required herein shall be paid for by the Company.  In determining the Fair Market Value per Share, each of the appraisers shall evaluate the Company as a whole, on a going concern basis, without application of any discount whatsoever, including any discount for a minority ownership interest and/or lack of marketability of such interest.  In determining the Fair Market Value per Share pursuant to this Section 10(c), none of the appraisers shall take into account or otherwise make any discount in respect of (i) any restriction on the transfer of the Shares, any other shares of Common Stock of the Company or this Warrant, (ii) the fact that this Warrant and the Shares represent a minority interest in the Company, (iii) any lack of liquidity of the Shares, any other shares of Common Stock of the Company or this Warrant due to the fact that there may not be a public or private market therefor, (iv) any rights of the Company set forth in this Warrant or (v) the voting rights or status of the Shares, any other shares of Common Stock of the Company or this Warrant, whether under the certificate of incorporation or bylaws of the Company, by agreement or otherwise.

                        (d)        The Company agrees and acknowledges that the rights set forth in Section 10 shall expressly survive the exercise of all or any portion of this Warrant and shall inure to the Holder of any Shares issued upon exercise of the Warrant.

11.       Registration Rights.  As set forth in the Investors' Rights Agreement, each of the Holders shall have certain rights to require the Company to register the Shares under the Securities Act pursuant to an effective registration statement.

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12.       Co-Sale Rights.  As set forth in the Investors' Rights Agreement, each of the Holders shall have certain rights of co-sale with respect to any transfer of Common Stock by any of the Management Stockholders.

            13.       Successors.  All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns, including those by operation of law, merger, consolidation or as otherwise provided in Section 5(e).

            14.       Survival.  The rights of the Holder under the Warrant, and the covenants and agreements of the Company set forth in this Warrant for the benefit of the Holder, other than Sections 5 and 8 shall survive exercise of all or any portion of this Warrant and shall inure to the Holder of any Shares issued upon exercise of this Warrant.  Notwithstanding the foregoing, following exercise of all shares exerciseable under the Warrant, Sections 5 and 8 shall become null and void with no further force or effect.

            15.       Article and Section Headings.  Numbered and titled article and section headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant.

            16.       Notice.  Any and all notices, elections or demands permitted or required to be made under this Warrant shall be in writing signed by the party giving such notice, election or demand and shall be delivered personally, by telecopy or sent by certified mail or overnight via nationally recognized courier service (such as FedEx), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing.  The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand.  For the purposes of this Warrant:

The Address of Holder is:         Patriot Capital, L.P.
                                                            16 W. Madison Street
                                                            Baltimore, Maryland 21201
                                                            Attention: Charles P. McCusker
                                                            Facsimile:   (443) 573-3020

with a copy to:                          Miles & Stockbridge P.C.
                                                            10 Light Street
                                                            Baltimore, Maryland 21202
                                                            Attention: Frederick W. Runge, Jr., Esquire
                                                            Facsimile:    (410) 385-3700

The Address of Company is:                 Home Solutions of America, Inc.
                                    5565 Red Bird Center Dr., Suite 900
                                    Dallas, Texas 75237

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                                                            Attention: Rick J. O'Brien
                                                            Telecopy No.: (214) 333-9435

with a copy to:                                      Patton Boggs LLP
                                                            2001 Ross, Suite 3000
                                                            Dallas, TX  75201
                                                            Attn: David P. McLean
                                                            Telecopy No.: (214) 758 - 1550

            17.       Severability.  If any provision(s) of this Warrant or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

            18.       Governing Law and Amendments.  This Warrant shall be construed and enforced under the laws of the State of Delaware applicable to contracts to be wholly performed in such State.  No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

            19.       Counterparts.  This Warrant may be executed in any number of counterparts and by different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

            20.       Waiver of Trial by Jury.  HOLDER AND THE COMPANY HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS WARRANT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS WARRANT.

[Remainder of page intentionally left blank.  Signatures on following page(s).]

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COMPANY'S SIGNATURE PAGE TO STOCK PURCHASE WARRANT

            IN WITNESS WHEREOF, an authorized officer of the Company has set his hand as of the date first above written.

                                                            COMPANY:

                                                            HOME SOLUTIONS OF AMERICA, INC.

By:       __________________________
            Frank J. Fradella,
            Chief Executive Officer

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PATRIOT'S SIGNATURE PAGE TO STOCK PURCHASE WARRANT

            IN WITNESS WHEREOF, an authorized officer of the general partner of Patriot has set his hand as of the date first above written.

                                                            PATRIOT:

PATRIOT CAPITAL, L.P.

                                                            By:       Patriot Capital, LLC,
                                                                        its general partner

                                                            By:       _______________________(SEAL)
                                                                                    Charles P. McCusker,
                                                                                    Managing Member

[Petra's Acknowledgment and Agreement Follows on Next Page]

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PETRA'S ACKNOWLEDGMENT AND ACCEPTANCE OF STOCK PURCHASE WARRANT

Petra acknowledges and consents to the terms and provisions of this Warrant as of the date first written above and specifically agrees that this Warrant is acceptable to it in accordance with, among other provisions, Section 5(b) of the Petra Warrant and in accordance with the fourth (4th) recital paragraph of the Investors' Rights Agreement.

PETRA:

PETRA MEZZANINE FUND, L.P.

                                                            By:       Petra Partners, LLC,
                                                                        its general partner

                                                            By:       _______________________
                                                                                    Michael W. Blackburn,
                                                                                    Managing Member

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LADDCAP'S ACKNOWLEDGMENT AND ACCEPTANCE OF STOCK PURCHASE WARRANT

Laddcap acknowledges and consents to the terms and provisions of this Warrant as of the date first written above and specifically agrees that this Warrant is acceptable to it in accordance with, among other provisions, Section 5(b) of the Laddcap Warrant and in accordance with the fourth (4th) recital paragraph of the Investors' Rights Agreement.

LADDCAP:

Laddcap Value Partners L.P.

                                                            By:       ________________________
                                                                        Robert B. Ladd,
                                                                        Managing Partner

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